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                                                                   EXHIBIT 10.1

                             LITTON INDUSTRIES, INC.
                                PERFORMANCE-BASED
                           RESTRICTED STOCK AGREEMENT

        THIS AGREEMENT is entered into as of ________, by and between Litton Industries, Inc., (the "Company"), and __________ (the "Participant").

        WHEREAS, the Company maintains the 1984 Long-Term Stock Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Compensation and Selection Committee of the Board of Directors of the Company (the "Committee") to receive a Performance-Based Restricted Stock Award ("Award");

        WHEREAS, the Award shall be subject to the terms and conditions set forth below and shall be contingent upon the satisfaction of certain performance measures and continued employment with the Company by the Participant; and

        WHEREAS, in consideration of the Award and other benefits, the Participant is willing to accept the Award provided in this Agreement and is willing to abide by the obligations imposed under this Agreement;

        NOW, THEREFORE, in consideration of the mutual benefits hereinafter provided, and each intending to be legally bound, the Company and the Participant hereby agree as follows:

1.      EFFECT OF THE AGREEMENT.

                The Award shall be subject to the terms and conditions set forth in this Agreement. The Participant shall abide by, and the Award shall be subject to, all of the provisions of this Agreement.

2.      AWARD.

        2.1     NUMBER.

                The Company hereby grants to the Participant the right to receive up to a total of ______ shares of Stock (the "Restricted Stock"). Unless and until the restrictions lapse, the Restricted Stock granted under this Agreement shall be identified as units reflected in a book account maintained by the Company during the Performance Period



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(as described below). This Restricted Stock Award is made as of the date first set forth above, (the "Grant Date").

        2.2     SETTLEMENT OF AWARDS.

                The Company shall deliver to the Participant one share of common stock, par value $1, of the Company ("Stock") for each share of Restricted Stock no longer subject to the restrictions set forth in this Agreement.

3.      VESTING OF RESTRICTED STOCK.

        3.1     VESTING REQUIREMENTS.

                Except as otherwise provided in this Agreement, all of the Restricted Stock granted hereby shall be forfeited by the Participant upon the termination of Service (as defined below) at any time. The Participant shall have no rights with respect to any of the Restricted Stock that has been forfeited, including, without limitation, any right to vote or to receive dividends, if any. Any or all of the Restricted Stock may become free of this risk of forfeiture by "vesting" in accordance of this Agreement. Except in the case of death, disability, retirement, or a Change of Control of Company, all units of Restricted Stock shall vest on the third anniversary of the Award Date provided that the Participant is in Service of the Company on each such date and provided the Company meets the Performance Requirements contained in Exhibit 1. "Service" means the Participant's employment with the Company or a subsidiary of the Company.

        3.2     PERFORMANCE PERIOD.

                The period during which the Restricted Stock is subject to forfeiture is the Performance Period. During the Period and prior to the satisfaction of any other restrictions prescribed under this Agreement, the Participant may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Restricted Stock.

        3.3     DELIVERY OF STOCK AND PAYMENT THEREFOR.

                Upon the expiration of the Performance Period, the restrictions applicable to such Restricted Stock shall lapse, and a stock certificate representing a number of shares of the Company's Common Stock, par value $1 ("stock"), equal to the number of shares of Restricted Stock for which the restrictions have lapsed shall be delivered, subject to Section 7.2 below, free of all the restrictions, to the Participant or his or her beneficiary or estate, as the case may be.

        3.4     DEATH, DISABILITY, OR RETIREMENT.

                If the Participant either dies, is permanently and totally disabled, or retires before the end of the Performance Period, provided the Participant was in the Service of the Company or a subsidiary of the company at the time of his death, disability, or



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retirement, the Restricted Stock shall vest at the discretion of the Committee on a pro rata basis and shall be deliverable pursuant to Section 3.3 above to the executors, administrators, legatees or distributees of the Participant's estate at the completion of the Performance Period. For purpose of this Agreement, "permanent and total disability" shall be determined under the Company's long-term disability plan.

        3.5     VESTING IN THE EVENT OF A CHANGE IN CONTROL OF THE COMPANY.

                Notwithstanding any other provision of the Agreement to the contrary, in the event of a Change in Control any Restricted Stock outstanding as of the date such Change in Control is determined to have occurred shall become fully vested.

                For purposes hereof, a "Change in Control" shall mean the happening of any of the following events:

                (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 as amended from time to time, and any successor thereto,[the "Exchange Act"]) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of the Company Common Stock (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company, entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
(3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) hereof; or

                (ii) Individuals who, as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individuals who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                (iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of its assets ("Business Combination"); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners,



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respectively, of the Outstanding Company Common Stock and Outstanding Company
Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of its assets either directly or indirectly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company, prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (iv) The approval of the shareholders thereof of a complete liquidation or dissolution of the Company.

        3.6.    TERMINATION OF SERVICE DURING PERFORMANCE PERIOD.

                If the Participant's Service with the Company or its subsidiary terminates during the Performance Period for any reason other than the Participant's disability, death, or retirement, the Restricted Stock granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Participant will be entitled to receive a prorated or other portion of the Restricted Stock.

4.      DIVIDEND AND VOTING RIGHTS.

                Subject to the following provisions, the Participant shall not have the right to vote the Restricted Stock and to receive any dividends declared or paid thereon.

5.      REORGANIZATION.

                Restricted Stock will be subject to the same adjustment, if any, accorded to all other outstanding shares of Stock in the event of (i) any change in the total number of shares of Stock of the Company outstanding or the number or kind of securities into which shares have been changed, (ii) any reorganization or change in the Company's



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capital structure, or (iii) any other transaction or event having an effect similar to the foregoing.

6.      REQUIREMENTS OF LAW.

                Notwithstanding any other provision of this Agreement, the Company shall not be required to deliver any shares of Stock under this Agreement if the delivery of the shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. Notwithstanding any other provisions of this Agreement, if at any time the Company shall determine, in its sole discretion, that the listing, registration or qualification of any shares of Stock subject to this Agreement upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the deliver of shares of Stock hereunder, the Restricted Stock shall not vest in whole or in part unless the listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Act"), unless a registration statement under the Act is in effect with respect to the shares of Stock covered by this Agreement, the Company shall not be required to deliver the shares of Stock unless the Company has received evidence satisfactory to it that the Participant may acquire the shares of Stock pursuant to an exemption from registration under the Act. These determinations by the Company shall be final, binding and conclusive. Notwithstanding any other provision of this Agreement, as to any jurisdiction that expressly imposes the requirement that the Restricted Stock shall not vest unless and until registered or subject to an available exemption from registration, the vesting of the Restricted Stock (under circumstances in which the laws of the jurisdiction apply) shall be deemed conditional upon the effectiveness of the registration or the availability of the exemption.

7.      TAXES.

        7.1     TAX CONSEQUENCES.

                The Participant understands that the Participant (and not the Company) shall be responsible for any federal, state, local or foreign tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant is relying solely on the determination of the Participant's own tax advisors or own determinations, and not on any statements or representations of the Company or any of its agents with regard to all such tax matters.

        7.2     WITHHOLDING.

                The Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other, lapse of restrictions applicable



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to Restricted Stock. At the time of the vesting or lapse, the Participant shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy the legal withholding obligation. Subject to prior approval of the Company, the Participant may elect to satisfy these obligations, in whole or in part, (i) by causing the Company to withhold shares of Stock otherwise deliverable or (ii) by delivering to the Company, shares of Stock already owned by the Participant. The shares of Stock so delivered or withheld shall have a fair market value equal to the withholding obligations. The fair market value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined based on the average between the high and low trading price for the Stock on such date. If the Participant makes an election pursuant to this Section 7.2, the Participant may satisfy the tax withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

8.      DISCLAIMER OF RIGHTS.

                No provision in this Agreement shall be construed (i) to confer upon the Participant the right to remain in the Service of the Company or any subsidiary or affiliate of the Company or (ii) to interfere in any way with the right and authority of the Company, either to increase or decrease the compensation of the Participant at any time or to terminate any employment, service or other relationship with the Participant.

9.      HEIRS AND SUCCESSORS.

                This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.



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10.     ADMINISTRATION.

                The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

11.     PLAN GOVERNS.

                Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

12.     AMENDMENT.

                This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

13.     INTERPRETATION OF THIS AGREEMENT.

                All determinations, decisions and interpretations made by the Board with regard to any questions or matter arising under this Agreement or the Plan shall be final, binding and conclusive on the Company and the Participant.

14.     GOVERNING LAW.

                This Agreement is executed pursuant to and shall be governed by the laws of Delaware (but not including the choice of law rules thereof).

15.     SEVERABILITY.

                If any provision of this Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.     NO WAIVER.

                The failure or delay of the Company (whether on one or more occasions) to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder (including, without limitation, any right arising from a breach or default by the Participant) shall not be a waiver of the provision, right or privilege, either as to the



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specific instance(s) of the failure or delay of its enforcement or exercise or as to its future enforcement or exercise.

17.     ENTIRE AGREEMENT.

                This Agreement and all determinations, decisions, actions and interpretations of the Board pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the Award, and it supersedes all prior oral or written agreements, commitments or understandings.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            LITTON INDUSTRIES, INC.

                                            By:
                                               ---------------------------------
                                               Jeanette M. Thomas
                                               Vice President and
                                               Secretary

                                               ---------------------------------
                                               Participant



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